EXHIBIT 24
                        POWER OF ATTORNEY



     We, the undersigned Directors and Officers of The Black & Decker Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Thomas M. Schoewe and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and any and all amendments thereto.



/s/  NOLAN D. ARCHIBALD     Director, Chairman,    March 10, 1995
Nolan D. Archibald          President and Chief
                            Executive Officer
                            (Principal Executive
                            Officer)


/s/  BARBARA L. BOWLES      Director               March 10, 1995
Barbara L. Bowles


/s/  MALCOLM CANDLISH       Director               March 10, 1995
Malcolm Candlish


/s/  ALONZO G. DECKER, JR.  Director               March 10, 1995
Alonzo G. Decker, Jr.


/s/  ANTHONY LUISO          Director               March 10, 1995
Anthony Luiso


/s/  J. DEAN MUNCASTER      Director               March 10, 1995
J. Dean Muncaster


/s/  LAWRENCE R. PUGH       Director               March 10, 1995
Lawrence R. Pugh


/s/  MARK H. WILLES         Director               March 10, 1995
Mark H. Willes
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/s/  M. CABELL WOODWARD, JR. Director              March 10, 1995
M. Cabell Woodward, Jr.


/s/  THOMAS M. SCHOEWE       Vice President and    March 10, 1995
Thomas M. Schoewe            Chief Financial
                             Officer (Principal
                             Financial Officer)

/s/  STEPHEN F. REEVES       Corporate Controller  March 10, 1995
Stephen F. Reeves            (Principal Accounting
                             Officer)